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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  ------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                   UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.
             (Exact name of registrant as specified in its charter)


             DELAWARE                              13-4109611
      (State of Incorporation)         (I.R.S. Employer Identification no.)

                          245 FIFTH AVENUE--SUITE 1600
                            NEW YORK, NEW YORK 10016
              (Address of principal executive offices and zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates:
333-36754

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class             Name of Each Exchange on Which
      To Be So Registered             Each Class is to be Registered
      -------------------             ------------------------------
             None                           Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

              Units, each consisting of one share of common stock, $.0001 par value, and one Class A Redeemable Warrant
                                (Title of Class)


                    Common Stock, par value $.0001 per share
                                (Title of Class)


                           Class A Redeemable Warrants
                                (Title of Class)


                           Class B Redeemable Warrants
                                (Title of Class)


                           Class C Redeemable Warrants
                                (Title of Class)

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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Unity Emerging Technology Venture One Ltd. (the "Registrant") is registering Units (the "Units") to purchase one share of common stock, par value $.0001 per share ("Common Stock"), and one Class A Redeemable Warrant ("Class A Warrants"), Common Stock, Class A Warrants, Class B Redeemable Warrants ("Class B Warrants") and Class C Redeemable Warrants ("Class C Warrants"), pursuant to a Registration Statement on Form S-1 [File No. 333-36754] (the "Registration Statement") that was filed with the Securities and Exchange Commission on May 11, 2000. Reference is made to the sections entitled "Prospectus Summary-The Offering" and "Description of Securities" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Securities and Exchange Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended (the "Prospectus"). Such Registration Statement and all amendments to the Registration Statement, including the Prospectus, are hereby deemed to be incorporated by reference into this Form 8-A.


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ITEM 2.           EXHIBITS.
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         3.1      Certificate of Incorporation of Registrant
                  (Incorporated by reference to Exhibit 3.1 to the Registration Statement)

         3.2      By-laws of Registrant
                  (Incorporated by reference to Exhibit 3.2 to the Registration Statement)

         3.3      Amendment of Certificate of Incorporation of Registrant
                  (Incorporated by reference to Exhibit 3.3 to the Registration Statement)

         4.1 Form of certificate evidencing shares of Common Stock (Incorporated by reference to Exhibit 4.1 to the Registration Statement)

         4.2      Form of certificate evidencing Class A Warrants
                  (Incorporated by reference to Exhibit 4.2 to the Registration Statement)

         4.3      Form of certificate evidencing Class B Warrants
                  (Incorporated by reference to Exhibit 4.3 to the Registration Statement)

         4.4      Form of certificate evidencing Class C Warrants
                  (Incorporated by reference to Exhibit 4.4 to the Registration Statement)

         4.5      Form of Unit Purchase Option between Registrant and GBI Capital Partners Inc.
                  (Incorporated by reference to Exhibit 4.5 to the Registration Statement)

         4.6      Form of Warrant Agreement between Registrant and American
                  Stock Transfer & Trust Company, as warrant agent
                  (Incorporated by reference to Exhibit 4.6 to the Registration Statement)

         4.7      Form of certificate evidencing Units
                  (Incorporated by reference to Exhibit 4.7 to the Registration Statement)
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                               UNITY EMERGING TECHNOLOGY VENTURE ONE LTD.



                               By: /s/ Lawrence Burstein
                                   ----------------------------------
                                    Lawrence Burstein
                                    President

Date: January 10, 2001